UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Initial Depositor

(Exact name of Registrant as specified in its charter)

Internet Architecture HOLDRS (SM) Trust

[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15701 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

250 Vesey Street

New York, New York 10281

(Address of principal executive offices and zip code)

(212) 449-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective January 11, 2007, Apple Computer Inc. (NASDAQ Ticker: “AAPL”), an underlying constituent of the Internet Architecture HOLDRS Trust, changed its name to Apple Inc.

As a result of the merger of McData Corporation ( NASDAQ Ticker: “MCDTA”) and Brocade Communications Systems Inc. (NASDAQ Ticker: “BRCD”), Brocade Communications Systems Inc. replaced McData Corporation as an underlying constituent of the Internet Architecture HOLDRS Trust. For each share of McData Corporation held, shareholders will receive $0.75 shares of Brocade Communications Systems Inc. For the 0.5889104192 shares of McData Corporation per 100 shares round lot of Internet Architecture HOLDRS, The Bank of New York will receive 0.4416828144 shares of Brocade Communications Systems Inc. Effective January 30, 2007, creations and cancellations of Internet Architecture Trust require 0.4416828144 shares of Brocade Communications Systems Inc.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits
99.1	Internet Architecture HOLDRS Trust Prospectus Supplement dated March 31, 2007 to Prospectus dated February 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: May 14, 2007	By:	/s/ Satyanarayan R. Chada
Name: Satyanarayan R. Chada
Title: Managing Director

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EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Internet Architecture HOLDRS Trust Prospectus Supplement dated March 31, 2007 to Prospectus dated February 17, 2006.

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